Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

CNL GROWTH PROPERTIES, INC.

All subsidiaries were formed in Delaware and all entities do business under the name listed.

Global Growth GP, LLC

Global Growth, LP

GR-105 LPHC, LLC

GR-105 Long Point Venture, LLC

GGT Gwinnett Center GA, LLC

GGT Whitehall Holdings, LLC

GGT Whitehall Venture NC, LLC

GGT Crescent Alexander Holdings, LLC

GGT Crescent Alexander NC Venture, LLC

GGT Crescent Crosstown Holdings, LLC

GGT Crescent Crosstown FL Venture, LLC

GGT Castle Hills Holdings, LLC

GGT TRG Castle Hills TX, LLC

GGT Grand Lakes Holdings, LLC

GGT TRG Grand Lakes TX, LLC